Exhibit 10.18

PROXY AGREEMENT AND POWER OF ATTORNEY

This Proxy Agreement and Power of Attorney (this “Agreement”) is entered into as of August 21, 2013 by and among the following parties:

(1)	Sungy Data Ltd. (the “Sungy Data”), an offshore enterprise registered in British Virgin Islands (“BVI”), under the laws of BVI;

(2)	Jiubang Computer Technology (Guangzhou) Co., Ltd. (the “WFOE”), a wholly foreign-owned enterprise registered in Guangzhou, the People’s Republic of China (“China”), under the laws of China;

(3)	Guangzhou Hengye Software Technology Co., Ltd. (“Guangzhou Hengye”), a domestic company registered in Guangzhou, China, under the laws of China;

(4)	Yuqiang Deng, a citizen of China (PRC ID No.: 441900197603280018);

(5)	Xiangdong Zhang, a citizen of China (PRC ID No.: 61032219770521291X); and

(6)	Yingming Chang, a citizen of China (PRC ID No.: 622425197409031610) (together with Yuqiang Deng, Xiangdong Zhang, the “Shareholders”)

(Each of Sungy Data, WFOE, Guangzhou Hengye and each of the Shareholders, a “Party”, and collectively the “Parties”.)

RECITALS

(A)	WHEREAS, Sungy Data hold 100% equity interests in the WFOE.

(B)	WHEREAS, the Shareholder holds 100% equity interest in Guangzhou Hengye;

(C)	WHEREAS, Sungy Data, the WFOE, Guangzhou Hengye and its subsidiaries and Shareholders have entered into a series of contractual arrangements, including master exclusive service agreement, business cooperation agreement, exclusive option agreement and equity pledge agreement; these contractual arrangements provide Guangzhou Hengye and its subsidiaries with services necessary for their business operation and also ensure that Sungy Data and the WFOE has extensive, continuous and effective control over Guangzhou Hengye and its subsidiaries;

(D)	WHEREAS, as the consideration for the WFOE to provide Guangzhou Hengye and its subsidiaries with services necessary for their business operation, Sungy Data has requested the Shareholder to appoint Sungy Data as its attorney-in-fact (“Attorney-in-Fact”), with full power of substitution, to exercise any and all of the rights in respect of Shareholder’s equity interests in Guangzhou Hengye and the Shareholders have agreed to make such appointment.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parties hereby agree as follows:

AGREEMENT

Section 1

Each Shareholder hereby irrevocably nominates, appoints and constitutes Sungy Data as its Attorney-in-Fact (which expression shall include any substitute attorney appointed pursuant to this Agreement) to exercise on such Shareholder’s behalf any and all rights that such Shareholder has in respect of shareholder’s equity interests in Guangzhou Hengye conferred by relevant laws and regulations and the articles of association of Guangzhou Hengye, including without limitation, the following rights (collectively, “Shareholder Rights”):

(a)	to call and attend shareholders’ meeting of Guangzhou Hengye;

(b)	to execute and deliver any and all written resolutions in the name and on behalf of the Shareholder;

(c)	to vote by itself or by proxy on any matters discussed on shareholders’ meetings, including without limitation, the sale, transfer, mortgage, pledge or disposal of any or all of the assets of Guangzhou Hengye;

(d)	to sell, transfer, pledge or dispose of any or all of the equity interests in Guangzhou Hengye;

(e)	to nominate, appoint or remove the directors of Guangzhou Hengye when necessary;

(f)	to oversee the economic performance of Guangzhou Hengye;

(g)	to have full access the financial information of Guangzhou Hengye at any time;

(h)	to file any shareholder lawsuits or take other legal actions against Guangzhou Hengye’s directors or senior management members when such directors or members are acting to the detriment of the interest of Guangzhou Hengye or its shareholder(s);

(i)	to approve annual budgets or declare dividends; and

(j)	any other rights conferred by the articles of association of Guangzhou Hengye and/or the relevant laws and regulations on the shareholders.

Each Shareholder further agrees and undertakes that without Sungy Data’s prior written consent, it shall not exercise any of the Shareholder Rights.

Section 2

Sungy Data agrees to accept the appointment as an Attorney-in-Fact. In addition, Sungy Data has the right to appoint, at its sole discretion, a substitute or substitutes to perform any or all of its rights of the Attorney-in-Fact under this Agreement, and to revoke the appointment of such substitute or substitutes.

Section 3

Guangzhou Hengye confirms, acknowledges and agrees to the appointment of the Attorney-in-Fact to exercise any and all of the Shareholder Rights. Guangzhou Hengye further confirms and acknowledges that any and all acts done or to be done, decisions made or to be made, and instruments or other documents executed or to be executed by the Attorney-in-Fact, shall therefore be as valid and effectual as though done, made or executed by the Shareholders.

Section 4

(a)	Each Shareholder hereby acknowledges that, if the Shareholder increases its equity interest in Guangzhou Hengye, whether by subscribing additional amount equity interests or otherwise, any such additional equity interests acquired by the Shareholder shall be automatically subject to this Agreement and the Attorney-in-Fact shall have the right to exercise the Shareholder Rights with respect to such additional equity interests on behalf of the Shareholder as described in Section 1 hereunder; if the Shareholder’s equity interest in Guangzhou Hengye is transferred to any other party, whether by voluntary transfer, judicial sale, foreclosure sale, or otherwise, any such equity interest in Guangzhou Hengye so transferred remains subject to this Agreement and the Attorney-in-Fact shall continue to have the right to exercise the Shareholder Rights with respect to such equity interest in Guangzhou Hengye so transferred.

(b)	Furthermore, for the avoidance of any doubt, if any equity transfer is contemplated under any exclusive option agreement and equity pledge agreement(s) that such Shareholder enters into for the benefits of Sungy Data, the WFOE or its affiliate (as the same may be amended from time to time), the Attorney-in-Fact shall, on behalf of the Shareholder, have the right to sign the equity transfer agreement and other relevant agreements and to perform the exclusive option agreement and the equity pledge agreement(s). If required by Sungy Data, the Shareholder shall sign any documents and fix the chops and/or seals thereon and the Shareholder shall take any other actions as necessary for purposes of consummation of the aforesaid equity transfer. The Shareholder shall ensure that such equity transfer be consummated and any transferee shall sign an agreement in a form substantially the same as this Agreement for the same purposes hereof.

Section 5

Each Shareholder further covenants with and undertakes to Sungy Data and the WFOE that, if the Shareholder receives any dividends, interest, any other forms of capital distributions, residual assets upon liquidation, or proceeds or consideration from the transfer of equity interest as a result of, or in connection with, such Shareholder’s equity interests in Guangzhou Hengye, the Shareholder shall, to the extent permitted by applicable laws, remit all such dividends, interest, capital distributions, assets, proceeds or consideration to WFOE or Sungy Data without any compensation.

Section 6

Each Shareholder hereby authorizes the Attorney-in-Fact to exercise the Shareholder Rights according to its own judgment without any oral or written instruction from the Shareholder. Each Shareholder undertakes to ratify any acts which the Attorney-in-Fact or any substitutes or agents appointed by the Attorney-in-Fact may lawfully do or cause to be done pursuant to this Agreement.

Section 7

This Agreement shall become effective as of the date hereof when it is duly executed by the parties’ authorized representatives and shall remain effective as long as Guangzhou Hengye exists. The Shareholder does not have rights to terminate this Agreement or revoke the appointment of the Attorney-in-Fact without the prior written consent of Sungy Data. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their successors and assignees.

Section 8

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

Section 9

This Agreement shall be construed in accordance with and governed by the laws of the China.

Section 10

Any dispute arising from or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission （CIETAC） for arbitration which shall be conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon all Parties. The place of arbitration shall be in Beijing.

Section 11

This Agreement shall be executed in six originals by all Parties, with each Party keeping one original. All originals shall have the same legal effect. The Agreement may be executed in one or more counterparts.

Section 12

Both Chinese and English versions of this Agreement shall have the equal validity. In case of any discrepancy between the English version and the Chinese version, the Chinese version shall prevail.

Section 13

The Parties confirm that, this Agreement shall be the extension, supplement, renewal, amendment and/or restatement of the Profit Distribution, Voting and Amendment Right Agreement. This Agreement shall govern the rights and obligations of the Parties upon the execution, however, this Agreement will not be retrospective and shall not effect the rights and obligations of the Parties under the Profit Distribution, Voting and Amendment Right Agreement before its effective date.

Section 14

The Parties shall revise this Agreement upon the advices given by U.S. Securities and Exchange Commission or other administration authorities or any changes of the listing rules or requirements of U.S. Securities and Exchange Commission in relation to this Agreement.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

Sungy Data Ltd.

Authorized Representative:

Signature:	/s/ Yuqiang Deng
Seal: (Seal)

Jiubang Computer Technology (Guangzhou) Co., Ltd.
Authorized Representative:

Signature:	/s/ Yuqiang Deng
Seal: (Seal)

Guangzhou Hengye Software Technology Co., Ltd.
Authorized Representative:

Signature:	/s/ Yuqiang Deng
Seal: (Seal)

Yuqiang Deng

Signature:	/s/ Yuqiang Deng

[Signature page to the Proxy Agreement and Power of Attorney]

Xiangdong Zhang

Signature:	/s/ Xiangdong Zhang

Yingming Chang

Signature:	/s/ Yingming Chang

[Signature page to the Proxy Agreement and Power of Attorney]